Exhibit 99.1

pressrelease
Media contact:	Investor contact:
Mike Jacobsen, APR	Steve Virostek
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@dieboldnixdorf.com	steve.virostek@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
May 2, 2018

DIEBOLD NIXDORF REPORTS 2018 FIRST QUARTER FINANCIAL RESULTS

•	Revenue of $1.1 billion, down 3.5% on an as-reported basis

•	GAAP loss per share of $(0.94), or $(0.12) on a non-GAAP basis

•	GAAP operating loss of $21.0 million, or 2.0% operating margin loss; non-GAAP operating profit was $18.2 million, or 1.7% operating margin

•
Net cash used by operating activities was $142.3 million, an increase in use of $76.0 million from the prior-year period; free cash use was $162.5 million, an increase in use of $84.1 million from the prior-year period

•	Company updates net income outlook for 2018, reflecting a change in the tax estimate

•	Reaffirms 2018 non-GAAP outlook

NORTH CANTON, Ohio - Diebold Nixdorf today reported its first quarter 2018 financial results.

“Diebold Nixdorf has a long-standing reputation as a trusted technology provider that is committed to customer success,” said Gerrard Schmid, Diebold Nixdorf president and chief executive officer.  “Our leading share globally with financial institutions, a strong services value proposition, as well as growth opportunities in the software and retail businesses, make for a dynamic environment for the company."

Speaking about the first quarter financial results, Chris Chapman, Diebold Nixdorf senior vice president and chief financial officer, said, “Our first quarter results reflect similar challenges that we faced in 2017, with banking hardware revenue and the associated profitability remaining under pressure.  With respectable order activity and continued cost management, we are maintaining our non-GAAP outlook for 2018. In addition, we will be executing on a number of actions, such as suspending our shareholder dividend, to improve our cash generation and net debt position."

Schmid concluded, "During my early days here, I have been learning the business from the vantage point of our customers, leaders and employees, and have concluded that our immediate focus should be to streamline and simplify our business operations. To help accomplish this and build on the success of recent integration work, we are enacting a business improvement plan that is centered on customers, achieving operational excellence, and forging a cohesive company culture. In aggregate, our actions are designed to improve the financial health of the company and deliver long-term value to our shareholders. I am looking forward to leveraging the full strength of the Diebold Nixdorf organization and our connected commerce solutions to benefit our customers around the world.”

2018 First Quarter Business Highlights

•	Secured a global frame agreement, including North America, to provide kiosks and services for one of the world's largest quick-service restaurants

•	Received strong banking activity in the U.S. for Windows® 10 upgrades, with more than $50 million in orders

•	Awarded a $23 million order for systems and new services for a leading financial institution in Mexico

•	Won an $18 million contract to provide store lifecycle management for a European multinational retailer

•	Booked a $6 million agreement to provide systems and software maintenance, powered by DN AllConnect ServicesSM, for the largest retail chain of health and beauty products in China

•	Partnered with U.S. Bank to showcase Essence, Diebold Nixdorf’s streamlined self-service touchpoint solution at ‘Super Bowl Live’ in Minneapolis

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Financial Results of Operations and Lines of Business

Revenue Summary by Reportable Segments, Geographic Regions and Solutions - Unaudited
Three months ended March 31, 2018 compared to March 31, 2017

(Dollars in millions)	Three Months Ended
	March 31,
	2018	2017	% Change	% Change in CC(1)
Segments
Services	$592.2	$573.2	3.3	(3.4)
Software	119.5	110.4	8.2	(0.9)
Systems	352.5	419.2	(15.9)	(23.0)
Net sales	$1,064.2	$1,102.8	(3.5)	(10.7)

Geographic regions
Americas	$345.7	$396.2	(12.7)	(12.7)
EMEA	591.0	562.0	5.2	(8.4)
AP	127.5	144.6	(11.8)	(15.3)
Net sales	$1,064.2	$1,102.8	(3.5)	(10.7)

Solutions
Banking	$768.7	$819.6	(6.2)	(11.8)
Retail	295.5	283.2	4.3	(7.7)
Net sales	$1,064.2	$1,102.8	(3.5)	(10.7)
(1) - The Company calculates constant currency by translating the prior-year period results at the current year exchange rate.

Full-year 2018 outlook(1)

	Previous guidance	Current guidance
Total Revenue	$4.5B - $4.7B	$4.5B - $4.7B
Net Income (Loss)	$ (65 million) - $ (40 million)	$ (95 million) - $ (75 million)
Adjusted EBITDA	$380 million - $410 million	$380 million - $410 million
2018 EPS (GAAP)	$(0.80) - $(0.50)	$(1.25) - $(0.95)
Restructuring	~0.40	~0.40
Non-routine (income)/expense:
Acquisition, divestiture and integration expense	~0.65	~0.65
Wincor Nixdorf purchase price accounting	~1.40	~1.50
Gain on asset sale	—	~(0.06)
Executive severance, Brazil indirect tax, impairment & other non-routine	—	~(0.04)
Total non-routine (income)/expense	~2.05	~2.05
Tax impact of restructuring and non-routine (income)/expense, including other tax items (1)	~(0.65)	~(0.20)
Total Adjusted EPS (non-GAAP measure)	$1.00 - $1.30	$1.00 - $1.30

(1) - The company expects a non-GAAP effective tax rate to be in the mid-20 percent range for the full year. The other tax items included in the "Tax impact of restructuring and non-routine (income)/expense, including other tax items," contain the impacts of certain full-year discrete items that are not included in the non-GAAP effective tax rate, inclusive of a change in estimate related to certain U.S. tax provisions. With respect to the company’s non-GAAP tax rate outlook for 2018, it is not providing the most directly comparable GAAP financial measure and, with respect to the company's non-GAAP tax rate and adjusted EBITDA for 2018, the company is not providing corresponding reconciliations because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude the future impact of restructuring actions, net non-routine items, acquisition, divestiture and integration-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our future period tax rate and net income calculated and presented in accordance with GAAP. Please see “Use of Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.

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Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on Diebold's Investor Relations website. Gerrard Schmid, president and chief executive officer, and Chris Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the web site for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf (NYSE:DBD) is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an ‘always on’ and changing consumer landscape.

Diebold Nixdorf has a presence in more than 130 countries with approximately 23,000 employees worldwide. The organization is headquartered in North Canton, Ohio, USA. Visit www.DieboldNixdorf.com for more information.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted diluted earnings per share, free cash flow/(use), net investment/(debt), EBITDA, adjusted EBITDA, non-GAAP effective tax rate and constant currency results. The company calculates constant currency by translating the prior year results at the current year exchange rate. The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the issuance of our 8.5% senior notes due 2024. For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies; the company's ability to successfully operate its strategic alliances in China; the changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including the impact of the Tax Act; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; the impact of market and economic conditions on the financial services industry; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives; whether the company will continue to pay cash dividends on its common shares, which will be evaluated in light of the company's results of operations, cash flow and financial condition; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only to the date of this release.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q1 2018	Q1 2017
Net sales
Services and software	$711.7	$683.6
Systems	352.5	419.2
Total	1,064.2	1,102.8
Cost of sales
Services and software	539.2	505.5
Systems	284.1	354.8
Total	823.3	860.3
Gross profit	240.9	242.5
Gross margin	22.6%	22.0%
Operating expenses
Selling and administrative expense	227.9	247.0
Research, development and engineering expense	41.7	41.4
Impairment of assets	—	3.1
(Gain) loss on sale of assets, net	(7.7)	(0.4)
Total	261.9	291.1
Percent of net sales	24.6%	26.4%
Operating profit (loss)	(21.0)	(48.6)
Operating margin	(2.0)%	(4.4)%
Other income (expense)
Interest income	3.5	6.4
Interest expense	(26.0)	(30.8)
Foreign exchange gain (loss), net	(1.4)	(3.1)
Miscellaneous, net	1.0	1.3
Total other income (expense)	(22.9)	(26.2)
Income (loss) before taxes	(43.9)	(74.8)
Income tax expense (benefit)	19.4	(22.6)
Net income (loss)	(63.3)	(52.2)
Net income attributable to noncontrolling interests	7.6	6.6
Net income (loss) attributable to Diebold Nixdorf, Incorporated	$(70.9)	$(58.8)

Basic weighted-average shares outstanding	75.8	75.3
Diluted weighted-average shares outstanding	75.8	75.3

Net income (loss) attributable to Diebold Nixdorf, Incorporated
Basic earnings (loss) per share	$(0.94)	$(0.78)
Diluted earnings (loss) per share	$(0.94)	$(0.78)

Common dividends declared and paid per share	$0.10	$0.10

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN MILLIONS)

	3/31/2018	12/31/2017

ASSETS
Current assets
Cash and cash equivalents	$362.1	$535.2
Short-term investments	24.2	81.4
Trade receivables, less allowances for doubtful accounts	852.2	830.1
Inventories	831.3	737.0
Other current assets	343.7	324.7
Total current assets	2,413.5	2,508.4
Securities and other investments	97.5	96.8
Property, plant and equipment, net	365.5	364.5
Goodwill	1,131.8	1,117.1
Intangible assets, net	768.6	773.8
Other assets	401.5	389.6
Total assets	$5,178.4	$5,250.2
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities
Notes payable	$76.6	$66.7
Accounts payable	560.5	562.2
Deferred revenue	502.0	437.5
Other current liabilities	708.1	733.0
Total current liabilities	1,847.2	1,799.4
Long-term debt	1,712.5	1,787.1
Long-term liabilities	646.0	664.8

Redeemable noncontrolling interests	509.6	492.1

Total Diebold Nixdorf, Incorporated shareholders' equity	426.9	470.0
Noncontrolling interests	36.2	36.8
Total equity	463.1	506.8
Total liabilities, redeemable noncontrolling interests and equity	$5,178.4	$5,250.2

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN MILLIONS)

	YTD 3/31/ 2018	YTD 3/31/ 2017
Cash flow from operating activities
Net income (loss)	$(63.3)	$(52.2)
Adjustments to reconcile net income (loss) to cash flow used by operating activities:
Depreciation and amortization	67.1	58.6
Deferred income taxes	(17.9)	(8.7)
Other	4.1	10.3
Changes in certain assets and liabilities, net of the effects of acquisitions
Trade receivables	(17.9)	(36.8)
Inventories	(92.5)	(16.9)
Accounts payable	(3.6)	(22.4)
Deferred revenue	60.3	82.0
Warranty liability	(12.9)	(8.5)
Certain other assets and liabilities	(65.7)	(71.7)
Net cash used by operating activities	(142.3)	(66.3)
Cash flow from investing activities
Capital expenditures	(20.2)	(12.1)
Payment for acquisitions	(5.8)	—
Net investment activity	59.1	(10.2)
Increase in certain other assets	6.0	(6.7)
Net cash provided (used) by investing activities	39.1	(29.0)
Cash flow from financing activities
Dividends paid	(7.7)	(7.6)
Net debt borrowings	(80.7)	(44.9)
Repurchase of common shares	(2.5)	(4.6)
Other	(0.5)	(15.4)
Net cash used by financing activities	(91.4)	(72.5)
Effect of exchange rate changes on cash and cash equivalents	21.5	5.2
Increase (decrease) in cash and cash equivalents	(173.1)	(162.6)
Cash and cash equivalents at the beginning of the period	535.2	652.7
Cash and cash equivalents at the end of the period	$362.1	$490.1

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Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, EBITDA and Adjusted EBITDA, free cash flow/(use) and net investment/(debt).

1.	Profit/loss summary (Dollars in millions):

	Q1 2018						Q1 2017
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP Results	$1,064.2	$240.9	22.6%	$261.9	$(21.0)	(2.0)%	$1,102.8	$242.5	22.0%	$291.1	$(48.6)	(4.4)%
Restructuring	—	2.6		(1.3)	3.9		—	3.6		(9.3)	12.9
Non-routine income/expense:
Impairment	—	—		—	—		—	—		(3.1)	3.1
Legal / acquisition and divestiture expense	—	—		3.0	(3.0)		—	0.6		(18.3)	18.9
Acquisition integration	—	1.0		(14.2)	15.2		—	0.6		(12.3)	12.9
Gain on asset sale	—	—		4.5	(4.5)		—	—		—	—
Brazil indirect tax	—	(3.7)		—	(3.7)		—	0.2		—	0.2
Wincor Nixdorf purchase accounting adjustments	—	7.4		(23.8)	31.2		10.4	23.2		(19.0)	42.2
Other	—	(0.1)		(0.2)	0.1		—	—		(0.1)	0.1
Non-routine expenses, net	—	4.6		(30.7)	35.3		10.4	24.6		(52.8)	77.4
Non-GAAP Results	$1,064.2	$248.1	23.3%	$229.9	$18.2	1.7%	$1,113.2	$270.7	24.3%	$229.0	$41.7	3.7%

Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration, culture and talent. Non-routine income/expense relate to non-cash impairments primarily associated with legacy Diebold software, legal, acquisition and divestiture expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of acquisition, integration and divestiture expenses, sale of building and ongoing amounts related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations.

2.	Reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA measures (Dollars in millions):

	Q1 2018	Q1 2017
Net income (loss)	$(63.3)	$(52.2)
Income tax expense (benefit)	19.4	(22.6)
Interest income	(3.5)	(6.4)
Interest expense	26.0	30.8
Depreciation and amortization	67.1	58.6
EBITDA	45.7	8.2
Share-based compensation	13.7	6.8
Foreign exchange (gain) loss, net	1.4	3.1
Miscellaneous, net	(1.0)	(1.3)
Restructuring expenses	3.9	12.9
Non-routine expenses, net	4.1	45.6
Adjusted EBITDA	$67.8	$75.3
Adjusted EBITDA % revenue	6.4%	6.8%

We define EBITDA as net income (loss) excluding income tax benefit, net interest, and depreciation and amortization expense. We define Adjusted EBITDA as EBITDA before the effect of the following items: share-based compensation, foreign exchange (gain) loss net, miscellaneous net, restructuring expenses and non-routine expenses net, as outlined in Note 1 of the non-GAAP measures. In order to remain comparable to the U.S. GAAP depreciation and amortization measures and avoid duplication, the Company reclassified $31.2 million and $31.8 million, respectively, from non-routine expenses, net to the depreciation and amortization caption in the Adjusted EBITDA reconciliation for the three month periods ended March 31, 2018 and 2017. This represents the reconciliation between the amounts presented in note 1 and Adjusted EBITDA. Miscellaneous, net primarily consists of the equity and earnings of investees. These are non-GAAP financial measurements used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and

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working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.	Reconciliation of diluted GAAP EPS to non-GAAP EPS:

	Q1 2018	Q1 2017
Total diluted EPS attributable to Diebold Nixdorf, Incorporated (GAAP measure)	$(0.94)	$(0.78)
Restructuring	0.05	0.17
Non-routine (income)/expense:
Legal, acquisition, divestiture and integration expense	0.16	0.42
Gain on asset sale	(0.06)	—
Executive severance, Brazil indirect tax, impairment & other non-routine	(0.04)	0.06
Wincor Nixdorf purchase accounting adjustments	0.41	0.55
Total non-routine (income)/expense	0.47	1.03
Tax impact (inclusive of allocation of discrete tax items)	0.30	(0.34)
Total adjusted EPS (non-GAAP measure)	$(0.12)	$0.08

Restructuring expenses relate to the business transformation plan focused on driving connected commerce, finance, sales and operational excellence, business integration, culture and talent. Non-routine income/expense relate to non-cash impairments primarily associated with legacy Diebold software, legal, acquisition and divestiture expenses primarily related to the mark-to-mark impact on Wincor Nixdorf stock options and fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of acquisition, integration and divestiture expenses, sale of building and ongoing amounts related to the Brazil indirect tax matter. The Wincor Nixdorf purchase accounting adjustments relate to the valuation of deferred revenue and intangible asset charges as management believes that this is useful information to investors by highlighting the impact of the acquisition of Wincor Nixdorf on the company's operations.

4.	Free cash flow (use) is calculated as follows (Dollars in millions):

	Q1 2018	Q1 2017
Net cash used by operating activities (GAAP measure)	$(142.3)	$(66.3)
Capital expenditures (GAAP measure)	(20.2)	(12.1)
Free cash flow use (non-GAAP measure)	$(162.5)	$(78.4)

We define free cash flow (use) as net cash used by operating activities less capital expenditures. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends.

5.	Net debt is calculated as follows (Dollars in millions):

	3/31/2018	12/31/2017	3/31/2017
Cash, cash equivalents and short-term investments (GAAP measure)	$386.3	$616.6	$567.8
Debt instruments	(1,789.1)	(1,853.8)	(1,767.4)
Net debt (non-GAAP measure)	$(1,402.8)	$(1,237.2)	$(1,199.6)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. More than 90% of the company's cash, cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PR/18_xxxx

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